UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 26, 2017

BLACKROCK CAPITAL INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00712	20-2725151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

40 East 52nd Street

New York, NY 10022

(Address of principal executive offices)

(212) 810-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01 OTHER EVENTS.

On September 26, 2017, BlackRock Capital Investment Corporation (the “Company”) announced the expiration and final results of a cash tender offer (the “Tender Offer”) by the Company to purchase any and all of its $115.0 million aggregate principal amount of outstanding 5.50% Convertible Senior Notes due 2018 (CUSIP No. 092533AB4) (the “Notes”). As of the expiration of the Tender Offer, $59,959,000 aggregate principal amount of the Notes, representing approximately 52.14% of the outstanding Notes, were validly tendered and not validly withdrawn pursuant to the Tender Offer.

A copy of the press release announcing the expiration and final results of the Tender Offer is hereby incorporated by reference and attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release announcing the expiration and final results of the Tender Offer, dated September 26, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release announcing the expiration and final results of the Tender Offer, dated September 26, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 26, 2017

BLACKROCK CAPITAL INVESTMENT CORPORATION

By:	/s/ Donna M. Milia
Name: Donna M. Milia
Title: Chief Financial Officer and Treasurer